This Notice of Articles was issued by the Registrar on: March 6, 2007 12:01 AM Pacific Time

Incorporation Number:      BC0716576

Recognition Date and Time: Incorporated on February 15, 2005 06:25 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

BCM RESOURCES CORPORATION

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
STEPHEN K. WINTERS LAW CORPORATION	STEPHEN K. WINTERS LAW CORPORATION
910-808 WEST HASTINGS STREET	910-808 WEST HASTINGS STREET
VANCOUVER BC V6C 2X4	VANCOUVER BC V6C 2X4
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
STEPHEN K. WINTERS LAW CORPORATION	STEPHEN K. WINTERS LAW CORPORATION
910-808 WEST HASTINGS STREET	910-808 WEST HASTINGS STREET
VANCOUVER BC V6C 2X4	VANCOUVER BC V6C 2X4
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

McClanaghan, Dale

Mailing Address:	Delivery Address:
4150 WEST 14TH AVENUE	4150 WEST 14TH AVENUE
VANCOUVER BC V6R 2X5	VANCOUVER BC V6R 2X5
CANADA	CANADA

Last Name, First Name, Middle Name:

Anderson, Allan

Mailing Address:	Delivery Address:
338 EAST ST. JAMES STREET	338 EAST ST. JAMES STREET
NORTH VANCOUVER BC V7N 1L2	NORTH VANCOUVER BC V7N 1L2
CANADA	CANADA

Last Name, First Name, Middle Name:

Bottomer, Lindsay

Mailing Address:	Delivery Address:
698 WELLINGTON PLACE	698 WELLINGTON PLACE
NORTH VANCOUVER BC V7K 3A1	NORTH VANCOUVER BC V7K 3A1
CANADA	CANADA

Last Name, First Name, Middle Name:

Steeds, Scott

Mailing Address:	Delivery Address:
2705-1328 WEST PENDER STREET	2705-1328 WEST PENDER STREET
VANCOUVER BC V6E 4T1	VANCOUVER BC V6E 4T1
CANADA	CANADA

Last Name, First Name, Middle Name:

Winters, Stephen K.

Mailing Address:	Delivery Address:
910-808 WEST HASTINGS STREET	910-808 WEST HASTINGS STREET
VANCOUVER BC V6C 2X4	VANCOUVER BC V6C 2X4
CANADA	CANADA

AUTHORIZED SHARE STRUCTURE

1. No Maximum	common Shares	Without Par Value
Without Special Rights or
Restrictions attached